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                                                                   Exhibit 10(l)



                           DEFERRED COMPENSATION PLAN
                                       FOR
                            COMPASS BANCSHARES, INC.




                                    ARTICLE I
                          PURPOSE AND ADOPTION OF PLAN


         1.1 ADOPTION: Compass Bancshares, Inc. and the other Employing Companies hereby adopt and establish the Deferred Compensation Plan for Compass Bancshares, Inc. to be effective as of February 1, 1996. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Employing Companies.

         1.2 PURPOSE: The Plan is designed to permit a select group of management or highly compensated employees to elect to defer a portion of their Compensation during each payroll period until their death, disability, retirement, or termination of employment with their Employing Company.


                                   ARTICLE II
                                   DEFINITIONS

         For purposes of the Deferred Compensation Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "Account" shall mean the account or accounts established and maintained by the Company in its books and records to reflect the interest of a Participant in the Plan resulting from a Participant's deferred Compensation and adjustments thereto to reflect income, gains, losses, and other credits or charges.

         2.2 "Administrative Committee" shall mean the committee referred to in Section 3.1.

         2.3 "Basic Compensation" shall mean the monthly rate of an Employee's base wages or salary paid by any Employing Company to an Employee, including amounts contributed by an Employing Company to the Compass Bancshares, Inc. Employee Stock Ownership Plan as salary deferral contributions pursuant to the Employee's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code and amounts contributed by an Employing Company to the Compass Bancshares, Inc. Flexible Benefits Plan ("Superflex") on behalf of the Employee pursuant to his salary reduction election under such plan and in accordance with Section 125 of the Internal Revenue Code; but disregarding overtime, bonuses, incentive pay and such amounts which are reimbursements to an Employee paid by any Employing Company including,

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but not limited to, reimbursement for such items as moving expenses, automobile expenses, tax preparation expenses, travel and entertainment expenses, and health and life insurance premiums.

         2.4 "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant.

         2.5 "Board of Directors" shall mean the Board of Directors of the Company.

         2.6 "Closing Price" shall mean the closing price on any trading day of a share of the Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of stock exchange on which the Common Stock is traded.

         2.7    "Common Stock" shall mean the common stock of the Company.

         2.8    "Company" shall mean Compass Bancshares, Inc.

         2.9 "Compensation" shall mean an Employee's Basic Compensation and Incentive Compensation.

         2.10 "Deferral Election" shall mean the Participant's written election to defer a portion of his Compensation pursuant to Article III.

         2.11 "Effective Date" shall mean the first day of the first payroll period the Administrative Committee shall permit a Participant to defer Compensation under the Plan.

         2.12 "Employee" shall mean any person who is currently employed by an Employing Company.

         2.13 "Employing Company" shall mean the Company, or any affiliate or subsidiary (direct or indirect) of Compass Bancshares, Inc, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The Employing Companies as of the Effective Date are:

         2.14 "Enrollment Date" shall mean the Effective Date, January 1 of each Plan Year, and such other dates as may be determined from time to time by the Administrative Committee.

         2.15 "Incentive Compensation" shall mean bonuses, commissions, and other forms of extraordinary compensation that are supplemental to Basic Compensation and are dependent upon the Employee's exceeding individual or corporate performance goals or upon other work-related achievements and performance.

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         2.16   "Investment Request" shall mean the Participant's expressed preference to have his deferred Compensation invested pursuant to Section 6.1 or
Section 6.2.

         2.17 "Participant" shall mean an Employee or former Employee of an Employing Company who is eligible to receive benefits under the Plan.

         2.18 "Plan" shall mean the Deferred Compensation Plan for Compass Bancshares, Inc, as amended from time to time.

         2.19 "Plan Year" shall mean the twelve (12) month period commencing January 1st and ending on the last day of December next following except that the first Plan Year shall be February 1, 1996 through December 31, 1996.

         The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.


                                   ARTICLE III
                             ADMINISTRATION OF PLAN

         3.1 The general administration of the Plan shall be placed in the Administrative Committee. Members shall be appointed by the Board of Directors of the Company. Any member may resign or be removed by the Board of Directors and new members may be appointed by the Board of Directors. The Administrative Committee shall select a chairman and may select a secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         3.2 No member of the Administrative Committee shall receive any compensation from the Plan for his service.

         3.3 The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

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         3.4    The Administrative Committee shall be reimbursed by the
Employing Companies for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

         3.5 (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

                (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.

                (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.


                                   ARTICLE IV
                                   ELIGIBILITY

         4.1 Any Employee whose Basic Compensation and anticipated Incentive Compensation equals or exceeds such minimum amount as may be established by the Administrative Committee from time to time, may elect to participate in the Plan beginning on any Enrollment Date by electing to have his Basic Compensation and/or Incentive Compensation reduced and such amounts contributed to the Plan in accordance with Article V, and expressing his preference as to the investment of such contributions in accordance with Article VI. The Administrative Committee shall be authorized to establish the minimum Basic Compensation and anticipated Incentive Compensation

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required for eligibility to participate in the Plan to be effective as of the first day of the next succeeding Plan Year.

         4.2 Notwithstanding the above, the Administrative Committee shall be authorized to modify the minimum Compensation amount and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.


                                    ARTICLE V
                        ELECTION FOR DEFERRAL OF PAYMENT

         5.1 A Participant may elect to defer payment of a portion of his Compensation otherwise payable to him during each payroll period after his Effective Date and by any whole percentage of his Basic Compensation, and any whole percentage of his Incentive Compensation, such amount to be credited to his Account under the Plan.

         5.2 An Account shall be established for each Participant by the Company as of the effective date of such Participant's initial Deferral Election.

         5.3 The Deferral Election shall be made in writing on a form prescribed by the Company and said Deferral Election shall state:

                (a) That the Participant wishes to make an election to defer the receipt of a portion of his Basic Compensation and/or Incentive Compensation; and

                (b) The whole percentage of such compensation to be deferred.

         5.4 The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Participant's Employing Company not later than thirty (30) days after the later of the Plan's effective date or when the Employee first becomes eligible to participate in the Plan. Any modification or revocation of the most recent Deferral Election shall be made by written notice signed by the Participant and delivered to the Participant's Employing Company not later than the first (1st) day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year. A Deferral Election with respect to the deferral of future Basic Compensation and Incentive Compensation shall be an annual election for each Plan Year unless otherwise modified or revoked as provided herein. The termination of participation in the Plan shall not affect Compensation previously deferred by a Participant under the Plan.

         5.5 Notwithstanding the provisions of Section 5.4 of the Plan, the Administrative Committee, in its sole discretion upon written application by a

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Participant, may authorize the suspension of a Participant's Deferral Election in the event of an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if suspension was not permitted. Any suspension authorized by the Administrative Committee shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Participant's Employing Company of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under Section 5.4 of the Plan.


                                   ARTICLE VI
                             INVESTMENT OF ACCOUNTS

         6.1 The Account of each Participant shall be credited as of the last day of each calendar quarter with investment earnings based upon the assets in the Account or on such more frequent basis as shall be authorized by the Administrative Committee. Participants before the beginning of each Plan Year may request how the deferred amounts are to be invested. The investment preference shall be made in writing on a form prescribed by the Company and shall be delivered to the Company at least ten (10) days prior to the Enrollment Date of the next succeeding Plan Year, as appropriate, and shall be effective on such Enrollment Date or the first day of such succeeding Plan Year. The Investment Request made in accordance with this Article VI shall continue from Plan Year to Plan Year unless the Participant changes the Investment Request by submitting a written request to the Company on a form prescribed by the Company not later than the tenth (10th) day prior to the next succeeding Plan Year. Any such change shall become effective as of the first day of the Plan Year next following the Plan Year in which such request is submitted to the Company. The Administrative Committee shall be authorized to permit more frequent changes in investment preferences to be effective on such dates as it shall specify. The Administrative Committee shall consider the Investment Request but is not obligated to follow such request.

         6.2 Participants shall be permitted to request the investment options available to participants in the Compass Bancshares, Inc. Employee Stock Ownership Plan or any such other investment options as the Administrative Committee may approve and can allocate their deferred Compensation among such options for the Plan Year. Dividends, interest and other distributions received with respect to an investment option shall be reinvested in the same investment option on such valuation system as shall be approved by the Administrative Committee.

         6.3 At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account and said report will set forth the value in such Account.

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                                   ARTICLE VII
                            DISTRIBUTION OF ACCOUNTS

         7.1 When a Participant retires or terminates his employment with the Company, said Participant shall be entitled to receive the balance of his Account. Such distribution shall be made in cash in a lump sum not later than sixty (60) days following the close of the calendar quarter in which his termination of employment occurs, or as soon as reasonably practicable thereafter. The amount distributed from a Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant's Account, based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding a lump sum distribution. No portion of a Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed. The transfer by a Participant between affiliates of Compass Bancshares, Inc., shall not be deemed to be a termination of employment with the Company.

         7.2 Upon the death of Participant or former Participant prior to the payment of his Account, the balance of his Account shall be paid in lump sum to the designated beneficiary of the Participant or former Participant within sixty
(60) days following the close of the calendar quarter in which the Administrative Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). In the event a beneficiary designation is not on file or the designated beneficiary is deceased or cannot be located, payment will be made to the estate of the Participant or former Participant. The market value of any shares of Common Stock credited to a Participant's Account shall be based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of any lump sum or installment distribution. No portion of a Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed.

         7.3 The beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior beneficiary.

         7.4 Upon the total disability of a Participant or former Participant, as determined by the Social Security Administration or by Company's insurance carrier under its Long Term Disability Benefit Plan, his Account shall be paid in a lump sum to the Participant, or former Participant, or his legal representative within sixty (60) days following the close of the calendar quarter in which the Administrative Committee receives notification of the determination of disability by the Social Security Administration (or as soon as reasonably practicable thereafter) or by Company's insurance carrier under its Long Term Disability Benefit Plan. The amount distributed from any Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant's Account and based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding the date of distribution. No portion of the Participant's Account shall be

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distributed in Common Stock. The portion of an Account attributable to investments other than Common Stock shall be valued on the date a distribution is processed.

         7.5 A Participant may request a distribution due to an unforeseeable emergency by submitting a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances being experienced qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if early withdrawal was not permitted. The Administrative Committee shall have the authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a hardship distribution due to an unforeseeable emergency is approved, the distribution is limited to an amount sufficient to meet the emergency. The allowed distribution shall be payable in a method determined by the Administrative Committee as soon as possible after approval of such distribution.

         7.6 Upon a change of control of Compass Bancshares, Inc. a Participant shall be entitled to receive the balance of his Account in a lump sum within sixty (60) days following the close of the calendar quarter in which the change of control occurs. For purposes of this Section 7.6, a "change of control" shall mean, for this purpose, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), or
(ii) consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, unless, following such acquisition of beneficial ownership or transaction more than 60% of the then outstanding shares of common stock of the Person resulting from such reorganization, merger or consolidation, or the Person acquiring such beneficial ownership or assets, and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition or transaction, in substantially the same proportions as their ownership of Outstanding Common Stock and Outstanding Voting Securities prior to such event.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.1 Neither the Participant, his beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive

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any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         8.2 The assets from which Participant benefits shall be paid shall at all times be subject to the claims of the creditors of the Company and a Participant shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Plan.

         8.3 The Plan may be amended, modified, or terminated by the Board of Directors of the Company in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination. The Plan may also be amended or modified by the Administrative Committee if such amendment or modification does not involve a substantial increase in cost to the Company.

         8.4 It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.

         8.5 There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

         8.6 Any Basic Compensation deferred by a Participant while employed by the Company shall not be considered compensation earned currently for purposes of the Compass Bancshares, Inc. Employee Stock Ownership Plan or the Compass Bancshares, Inc. Retirement Plan. Distributions from a participant's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

         8.7 No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and the Company.

         8.8 This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama.



         IN WITNESS WHEREOF, the Plan has been executed pursuant to resolutions of the Board of Directors of Compass Bank, this ____ day of __________, 199_.

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Attest:                                 COMPASS BANCSHARES, INC.



By:                                     By:
   ----------------------------            -------------------------------
                                        Its:
                                            ------------------------------




                           AMENDMENT NUMBER ONE TO THE
                           DEFERRED COMPENSATION PLAN
                                       FOR
                            COMPASS BANCSHARES, INC.

         The Deferred Compensation Plan for Compass Bancshares, Inc. (the "Plan") is hereby amended as follows effective May 1, 1998:

         1. Section 5.4 is hereby amended by adding the following new sentences to the end thereto:

                At the time of the initial election, a Participant entering the Plan on or after May 1, 1998 shall elect the form of payment to be received upon his retirement or termination of employment, such form to be either (a) a lump sum, or (b) monthly, quarterly, or annual installments over a period not to exceed fifteen (15) years. The initial Deferral Election with respect to the form of payments and the time for the commencement of payments shall govern the distribution of such Participant's Account, except as provided in Section 5.6.

         2.     Article V is hereby amended by adding the following new Section
5.6 thereto:

                5.6 With the approval of the Administrative Committee, a Participant may amend a prior Deferral Election on a form provided by the Administrative Committee, not prior to the 395th day nor later than the 365th day prior to his retirement or termination of employment, in order to change the form of the distribution of his Account in accordance with the terms of the Plan. Any such amendment to a prior Deferral Election, as described in this Section 5.6, shall be contingent upon the Participant's completion of a one year term of employment, except in the event of the Participant's death or total and permanent disability as determined by the Social Security Administration or by the Company's insurance carrier under its Long Term Disability Benefit Plan.

         3. Section 7.1 is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                7.1 When a Participant retires or terminates his employment with the Company, said Participant shall be entitled to receive the balance of his Account in accordance with the following provisions:

                        (a) For all Participants participating in the Plan prior to May 1, 1998, such distribution shall be made in cash in a lump sum not later than sixty (60) days following the close of the calendar quarter in which his termination of employment occurs, or as soon as reasonably practicable thereafter. However, all such Participants shall be provided a special, one-time window period commencing May 1, 1998 and ending June 30, 1998 during which Participants may elect to have their Accounts under the Plan distributed in equal monthly, quarterly, or annual installments not to exceed a fifteen (15) year period rather than in lump sum amounts. Any such election made during the window period shall be contingent upon the Participant remaining continuously employed with an Employing Company for at least one year following such an election, except in the event of the Participant's death or total and permanent disability as determined by the Social Security Administration or by the Employing Company's insurance carrier under its Long Term Disability Benefit Plan. Elections during this special window period shall be made by completing the election forms provided by the Administrative Committee for this purpose. Any election made during the special window period shall govern the distribution of all prior and future Deferral Elections under the Plan unless a Participant subsequently elects to amend the distribution of his Account in accordance with Section 5.6 of the Plan.

                        (b) For Participants entering the Plan on or after May 1, 1998, such distribution shall be made in cash in a lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant's election form. If a Participant fails to specify a form of payment, his Account shall be distributed in a lump sum.

                In the event the value of any Participant's Account at the time distribution is to commence is $10,000 or less, the Account shall be distributed in cash in a lump sum notwithstanding a Participant's election to have his Account distributed in installments under the Plan. All payments due under this Section
                7.1 shall be made or shall commence as soon as reasonably feasible following retirement or termination of employment. Any amounts deemed to be invested in a Company stock fund shall be equal to the market value of any shares of Common Stock reported in a Participant's Account, based on the Closing Price of such Common Stock during the day on which the distribution is processed immediately preceding a lump sum distribution. No portion of a Participant's Account shall be distributed in Common Stock. The portion of an Account attributable to investments deemed to be made in investments other than Common Stock shall be valued on the date a distribution is processed. The transfer by a Participant between Employing Companies shall not be deemed to be a termination of employment with an Employing Company for purposes of this Plan.

         4. Section 7.2 is hereby amended by adding the following new sentence to the end thereto:

                If a Participant who has elected to have his Account distributed in installments under the terms of the Plan dies subsequent to the commencement of such installment payments but prior to the completion of such payments, the installments shall continue and shall be paid to the beneficiary as if the Participant had not died.

         5. All of the other provisions, terms and conditions of the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Compass Bancshares, Inc. has caused this Amendment to be executed this ___ day of _______________, 1998.


ATTEST:                                COMPASS BANCSHARES, INC.



By:                                    By:
   ----------------------------           ------------------------------
                                       Its:
                                           -----------------------------